As filed with the Securities and Exchange Commission on April 13, 2007

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Gastar Exploration Ltd.

Alberta, Canada	38-3324634
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1331 Lamar Street, Suite 1080

Houston, Texas 77010

(713) 739-1800

(Address, Including Zip Code and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

J. Russell Porter, Chairman, Chief Executive Officer and President

Gastar Exploration Ltd.

1331 Lamar Street, Suite 1080, Houston, Texas 77010

(713) 739-1800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to

T. Mark Kelly

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common shares, without par value	—	(2)	—
Debt securities (4)	—	(2)	—
Guarantees of debt securities (5)	—	(2)	—
Total		$250,000,000	$7,675

(1)	An indeterminate principal amount or number of the securities of each identified class may be issued from time to time at indeterminate prices, with an aggregate primary offering price not to exceed $250,000,000.
(2)	The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.
(3)	Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per security.
(4)	If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in an aggregate initial offering price not to exceed $250,000,000, less the dollar amount of any registered securities previously issued.
(5)	If a series of debt securities of Gastar Exploration Ltd. is guaranteed, any of Gastar Exploration Ltd.’s subsidiaries may fully, irrevocably and unconditionally guarantee on an unsecured basis the debt securities of Gastar Exploration Ltd. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to the guarantees of the debt securities being registered.

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 13, 2007

PROSPECTUS

$250,000,000

Common Shares

Debt Securities

Through this prospectus, we may periodically offer our common shares and debt securities. The aggregate offering price of the common shares and debt securities may not exceed $250,000,000. The prices and other terms of the common shares and debt securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus. Our debt securities that we issue under this prospectus may be guaranteed by one or more of our subsidiaries, which we refer to as “Subsidiary Guarantors”.

Our common shares trade on the American Stock Exchange under the symbol “GST” and on the Toronto Stock Exchange under the symbol “YGA”.

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

Investing in our securities involves risks. Please read “ Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where an offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Information contained on our website or about us on any other website does not constitute part of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf registration process, we may sell the common shares and debt securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the common shares and debt securities that we may offer. Each time we sell these securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering including, among other things, the specific amounts, prices, and terms of the offered securities. The prospectus supplement may also add to, update or change information in this prospectus. You should read carefully this prospectus, any prospectus supplement, and the additional information described below.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered by this prospectus, you should refer to that registration statement, which you can obtain from the SEC as described below under the heading “Where You Can Find More Information”.

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PROSPECTUS SUMMARY

This section summarizes material information included in or incorporated by reference in this prospectus and is qualified in its entirety by the more detailed information included elsewhere in this prospectus. This summary may not contain all the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus, including the risk factors and the more detailed information that appear later. Financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

Unless otherwise indicated, references in this prospectus to “Gastar,” “we,” “us,” “our,” and the “Company” refer to Gastar Exploration Ltd. and our subsidiaries.

Our Company

We are an independent energy company engaged in the exploration, development and production of natural gas and oil in the United States and Australia. Our principal business activities include the identification, acquisition, and subsequent exploration and development of natural gas and oil properties. Our emphasis is on prospective deep structures identified through seismic and other analytical techniques as well as unconventional natural gas reserves, such as coal bed methane, or CBM. We currently are pursuing additional unconventional natural gas exploration in the deep Bossier play in the Hilltop area in East Texas. Our primary CBM properties are in the Powder River Basin in Wyoming and in the Gunnedah and Gippsland Basins of Australia.

Corporation Information

We are a Canadian corporation that is subsisting under the Business Corporations Act (Alberta). Our principal office is located at 1331 Lamar Street, Suite 1080, Houston, Texas 77010, and our telephone number is (713) 739-1800. Our website address is http://www.gastar.com. Information on our website or about us on any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

Our common shares are listed on the American Stock Exchange under the symbol “GST” and the Toronto Stock Exchange under the symbol “YGA”.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider the risk factors below and those risk factors included in our most recent Annual Report on Form 10-K, which is incorporated herein by reference and those risk factors that may be included in the applicable prospectus supplement together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference in evaluating an investment in our securities.

If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. In that case, we may be unable to pay interest on, or the principal of, any debt securities. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

Risk Factors Related to Our Common Shares

Our common share price has been and is likely to continue to be highly volatile.

The trading price of our common shares is subject to wide fluctuations in response to a variety of factors, including quarterly variations in operating results, announcements of drilling and rig activity, economic conditions in the natural gas and oil industry, general economic conditions or other events or factors that our beyond our control. Information about the market price of our common shares since trading commenced on the American Stock Exchange on January 5, 2006 is set forth in Item 5 “Market for Registrant’s Common Equity and Related Shareholder Matters and Issuer Purchases of Equity Securities—Market Information” in our Form 10-K for the fiscal year ended December 31, 2006 filed on March 27, 2007.

In addition, the stock market in general and the market for natural gas and oil exploration companies in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating results or asset values of those companies. These broad market and industry factors may seriously impact the market price and trading volume of our common shares regardless of our actual operating performance. In the past, following periods of volatility in the overall market and in the market price of a company’s securities, securities class action litigation has been instituted against these companies. If this type of litigation were instituted against us following a period of volatility in our common shares trading price, it could result in substantial costs and a diversion of our management’s attention and resources, which could have a materially adverse impact on our operations.

Future issuances of our common shares may adversely affect the price of our common shares.

The future issuance of a substantial number of common shares into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our common shares. A decline in the price of our common shares could make it more difficult to raise funds through future offerings of our common shares or securities convertible into common shares.

Our ability to issue an unlimited number of our common shares under our articles of incorporation may result in dilution or make it more difficult to effect a change in control of the Company, which could adversely affect the price of our common shares.

Unlike most corporations formed in the United States, our Amended and Restated Articles of Incorporation chartered under the laws of the Province of Alberta, Canada permit the Board of Directors to issue an unlimited number of new common shares without shareholder approval, subject only to the rules of the American Stock Exchange and the Toronto Stock Exchange or any future exchange on which our common shares trade. The issuance of a large number of common shares could be effected by our directors to thwart a takeover attempt or offer for us by a third party, even if doing so would benefit our shareholders, which could result in the common shares being valued less in the market. The issuance, or the threat of issuance, of a large number of common shares, at prices that are dilutive to the outstanding common shares could also result in the common shares being valued less in the market.

Issuance of the common shares upon exercise of warrants and conversion of convertible debentures, together with the potential additional issuances of common shares to purchasers of our senior secured notes for no additional consideration, will dilute the ownership interest of existing shareholders and could adversely affect the market price of our common shares.

As of December 31, 2006, we had 2,732,521 common shares issuable upon exercise of warrants and 6,849,315 common shares to be issued upon conversion of our convertible debentures. Additionally, we have the right until June 2007 to issue an additional $10.0 million of senior secured notes, which would require the issuance of additional subscription receipts. These issuances would dilute the ownership interest of existing shareholders. Any sales in the public market of the common shares issuable upon such exercise of warrants, conversion, or issuance of additional common shares could adversely affect prevailing market prices of our common shares. In addition, the existence of these warrants and convertible debentures may encourage short selling by market participants.

Risks Related to Debt Securities

If an active trading market does not develop for a series of debt securities sold pursuant to this prospectus, you may be unable to sell any such debt securities or to sell any such debt securities at a price that you deem sufficient.

Unless otherwise specified in an accompanying prospectus supplement, any debt securities sold pursuant to this prospectus will be new securities for which there currently is no established trading market. We may elect not to list any debt securities sold pursuant to this prospectus on a national securities exchange. While the underwriters of a particular offering of debt securities may advise us that they intend to make a market in those debt securities, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:

•	that a market for any series of debt securities will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any debt securities you may own or the price at which you may be able to sell your debt securities.

We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.

We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than our ownership interests in our subsidiaries. As a result, our ability to make required payments on our debt securities depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, applicable state laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount at the maturity of our debt securities or to repurchase our debt securities upon an occurrence of a change in control, we may be required to adopt one or more alternatives, such as a refinancing of our debt securities. We cannot assure you that we would be able to refinance our debt securities.

Holders of debt securities sold pursuant to this prospectus will be effectively subordinated to all of our secured indebtedness and to all liabilities of any subsidiaries.

Holders of our secured indebtedness, including the indebtedness under our credit facility, have claims with respect to our assets constituting collateral for their indebtedness that are prior to the claims of any debt securities sold pursuant to this prospectus. In the event of a default on such debt securities or our bankruptcy, liquidation or reorganization, those assets would be available to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on debt securities sold pursuant to this prospectus. Accordingly, the secured indebtedness would effectively be senior to such series of debt securities to the extent of the value of the collateral securing the indebtedness. To the extent the value of the collateral is not sufficient to satisfy the secured indebtedness, the holders of that indebtedness would be entitled to share with the holders of the debt securities issued pursuant to this prospectus and the holders of other claims against us with respect to our other assets.

In addition, our subsidiaries will be permitted to incur additional indebtedness under the indenture governing the debt securities sold pursuant to this prospectus. As a result, holders of such debt securities may be effectively subordinated to claims of third party creditors, including holders of indebtedness of our subsidiaries. Claims of those other creditors, including trade creditors, secured creditors, governmental taxing authorities and holders of indebtedness or guarantees issued by our subsidiaries, will generally have priority as to the assets of our subsidiaries over our claims and equity interests. As a result, holders of our indebtedness, including the holders of the debt securities sold pursuant to this prospectus, will be effectively subordinated to all those claims.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations or forecasts of future events. These statements can be identified by the use of forward-looking words, including “may”, “expect”, “anticipate”, “plan”, “project”, “believe”, “estimate”, “intend”, “will”, “should” or other similar words. Forward-looking statements may include statements that relate to, among other things:

•	Our financial position;

•	Business strategy and budgets;

•	Anticipated capital expenditures;

•	Drilling of wells;

•	Natural gas and oil reserves;

•	Timing and amount of future production of natural gas and oil;

•	Operating costs and other expenses;

•	Cash flow and anticipated liquidity;

•	Prospect development; and

•	Property acquisitions and sales.

Although we believe the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will occur. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from actual future results expressed or implied by the forward-looking statements. These factors include among others:

•	Low and/or declining prices for natural gas and oil;

•	Natural gas and oil price volatility;

•	The risks associated with exploration, including cost overruns and the drilling of non-economic wells or dry holes;

•	Ability to raise capital to fund capital expenditures;

•	The ability to find, acquire, market, develop and produce new natural gas and oil properties;

•	Uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures;

•	Operating hazards attendant to the natural gas and oil business;

•	Down hole drilling and completion risks that are generally not recoverable from third parties or insurance;

•	Potential mechanical failure or under-performance of significant wells or pipeline mishaps;

•	Weather conditions;

•	Availability and cost of material and equipment;

•	Delays in anticipated start-up dates;

•	Actions or inactions of third-party operators of our properties;

•	Ability to find and retain skilled personnel;

•	Strength and financial resources of competitors;

•	Federal and state regulatory developments and approvals;

•	Environmental risks;

•	Worldwide political and economic conditions; and

•	Operational and financial risks associated with foreign exploration and production.

You should not unduly rely on these forward-looking statements in this prospectus, as they speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events. See the information under the heading “Risk Factors” and in the documents that we included in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our subsequent SEC filings, for some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods presented:

	For the years ended December 31,
	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges	(4.4)	(0.7)	(2.9)	(0.9)	(1.2)
Dollar amount (in thousands) of earnings (loss) to fixed charges	(69,204)	(10,418)	(9,526)	(2,254)	(2,552)

For purposes of calculating the ratios of earnings to fixed charges:

•	“earnings” consist of pre-tax income (loss) from continuing operations plus fixed charges, net of capitalized interest and capitalized amortization of deferred financing costs; and

•

“fixed charges” represent interest incurred, whether expensed or capitalized, amortization of discounts and capitalized expenses related to indebtedness deferred financing cost, whether expensed or capitalized, and an estimate of interest within rental expense.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we expect to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include, among other things:

•	capital expenditures;

•	the repayment of indebtedness;

•	working capital; and

•	to make strategic acquisitions.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Amended and Restated Articles of Incorporation and bylaws.

Common Shares

We have an unlimited number of common shares authorized under our articles of incorporation. We have no other authorized classes of capital stock.

As of December 31, 2006, we had 194,965,436 outstanding common shares and had reserved 20,054,586 common shares to be issued pursuant to the conversion of convertible debt (6,849,315 common shares), the exercise of outstanding stock options under the 2002 Stock Option Plan (10,472,750 common shares) and the exercise of warrants (2,732,521 common shares). Additionally, as of December 31, 2006, 5,510,300 stock options were available for future grants under the 2002 Stock Option Plan and 5,000,000 stock options were available for future grants under the 2006 Long-Term Stock Incentive Plan.

We may also be required to issue additional common shares to Geostar Corporation, or Geostar, in the future based on the results of certain East Texas drilling.

Common Share Purchase Warrants

As of December 31, 2006, we had warrants outstanding to acquire 2,732,521 common shares of our common stock as follows:

Outstanding in Connection with:	Number of Warrants	Exercise Price	Date Granted	Expiration Date
$3.25 million private placement of 10% unsecured subordinated notes	232,521	$2.76 - 3.03	04/20/04 - 07/12/04	04/20/09 - 07/12/09
$15.0 million private placement of 15% senior notes dated July 24, 2004	510,525	$3.23	10/13/04	10/13/07
$10.0 million private placement of 15% senior notes dated October 7, 2004	1,989,475	$3.63	10/13/04	10/13/07

Subscription Receipts

In connection with the issuance of $73.0 million of our senior secured notes in June and September 2005, we issued a total of 6,697,125 common shares to holders of subscription receipts for no additional consideration.

We have the right under certain circumstances to require purchasers of our senior secured notes to purchase up to an additional $10.0 million principal amount of our senior secured notes on certain dates on or prior to June 16, 2007. See “Description of Our Indebtedness—Senior Secured Notes”. If additional notes are issued, the purchasers will also be entitled to receive, for no additional consideration and on similar terms as those previously issued to the purchasers, on the issuance date of the additional senior secured notes and on each of the six, twelve and eighteen-month anniversary dates of the additional notes issuance dates, additional common shares and subscription receipts for common shares in an aggregate number equal to one-fourteenth of the principal amount of the additional notes being issued (expressed in Canadian dollars assuming for this purpose only a one for one conversion ratio with the U.S. dollar principal amount) divided by the five-day weighted average trading price of common shares immediately prior to such date on the principal market or exchange where such common shares trade.

Voting Rights

Holders of our common shares are entitled to vote at all meetings of our shareholders, with each share having one vote.

Our Board of Directors must call an annual meeting of shareholders to be held not later than 15 months after the last preceding annual meeting of shareholders and may, at any time, call a special meeting of shareholders. For purposes of determining the shareholders who are entitled to receive notice of a meeting of shareholders, the Board of Directors may, in accordance with the Business Corporations Act (Alberta) and National Instrument 54-101, fix in advance a date as the record date for that determination of shareholders, but that record date may not be more than 50 days or less than 35 days before the date on which the meeting is to be held.

The guidelines of National Instrument 54-101 and the provisions of the Business Corporations Act (Alberta) provide that notice of the time and place of a meeting of shareholders must be sent to each shareholder entitled to vote at the meeting, each director and to our auditors, not more than 50 days and not less than 21 days prior to the meeting. Our bylaws provide that a quorum of shareholders is present at a meeting if at least 5% of the common shares entitled to vote at a meeting are present in person or by proxy. A shareholder may participate in a meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

In the case of joint shareholders, one of the holders present at a meeting may, in the absence of the other holder(s) of the common shares, vote the common shares. If two or more joint shareholders are present in person or by proxy, then they are to vote as one on the common shares held jointly by them. If there is a disagreement between joint shareholders, they are considered to have abstained from voting.

Amendments to Amended and Restated Articles of Incorporation and Bylaws

An amendment to our Amended and Restated Articles of Incorporation requires the approval of not less than two-thirds of the votes cast by the holders of our common shares at a meeting of the shareholders.

An amendment to our bylaws requires the approval of not less than 51% of the votes cast by the holders of our common shares at a meeting of the shareholders.

Dividends

Our shareholders are entitled to receive such dividends and other distributions on our common shares as the Board of Directors declares from time to time. Pursuant to the provisions of the Business Corporations Act (Alberta), we may not declare or pay a dividend if there are reasonable grounds for believing that (1) we are, or would after the payment be, unable to pay our liabilities as they become due or (2) the realizable value of our assets would thereby be less than the aggregate of our liabilities and stated capital of all classes. We may pay a dividend by issuing fully paid common shares, or in money or property. If common shares of a subsidiary or affiliate of Gastar are issued in payment of a dividend, the declared amount of the dividend stated as an amount of money will be added to the stated capital account maintained or to be maintained for common shares of the class or series issued in payment of the dividend. We do not expect to pay any dividends to our shareholders for the foreseeable future, but intend to retain any future earnings for our operational and other cash needs. Further, our current senior secured notes prohibit us from paying cash dividends for so long as the notes remain outstanding.

No Preemption Rights; Limited Restrictions on Directors’ Authority to Issue Common Shares

Existing shareholders have no rights of preemption or first refusal under our Amended and Restated Articles of Incorporation or under the laws of Alberta with respect to future issuances of our common shares. Subject to the policies of the American Stock Exchange and the Toronto Stock Exchange, our board of directors has the authority to issue additional common shares. The policies of the Toronto Stock Exchange stipulate that the issuance price must not be lower than the market price, less the maximum prescribed discount (which varies based on the market price), and that an exercise or conversion price of convertible securities must not be lower than the market price on the date of the issuance of the security.

Board of Directors; Election and Removal of Directors

Holders of our common shares at each annual general meeting of shareholders are required to elect directors to hold office for a term expiring not later than the close of the next annual general meeting of shareholders unless a director resigns, dies or is required to resign pursuant to a regulatory ruling (for example, if a director has violated disclosure or insider reporting provisions of the applicable securities laws and has received regulatory penalties for such violations which include prohibiting the director from serving on the board). The board of directors may fill vacancies and, as provided by our Amended and Restated Articles of Incorporation, may also appoint additional directors between annual general meetings of shareholders, but the number of additional directors so appointed may not exceed the number that is one-third of the number of directors appointed at the last annual general meeting of shareholders.

At least half of our directors must be resident Canadians, unless we earn less than 5% of our consolidated gross revenues (as shown in our consolidated financial statements as at the end of our most recently completed financial period) in Canada, in which case at least one-third of our directors must be resident Canadians. For the fiscal year ended December 31, 2006, we derived less than 5% of our consolidated gross revenues from sources in Canada; consequently, only one-third of our directors are required to be resident Canadians. Currently, our board of directors is comprised of two resident Canadians and three residents of the United States.

Any director may convene a meeting of directors. A minimum of 48 hours notice must be given before a meeting of directors. A majority of the directors constitutes a quorum at a meeting of directors. Every resolution submitted to a meeting of directors is decided by a vote of a majority of the directors participating in the meeting and the declaration of the chairman of the meeting on the result of the vote is final. In the case of a tie vote, the chairman does not have a tie-breaking vote.

Conflicts of Interest

A director who is a party to a material contract or proposed material contract with us, or who has a material interest in any person who is a party to a material contract or proposed material contract with us, is required to disclose in writing to us or request to have entered in the minutes of meetings of the directors the nature and extent of his interest.

A director who has a material interest in a material contract or proposed material contract with us cannot vote on any resolution to approve the contract unless the contract is:

•	An arrangement by way of security for money lent to or obligations undertaken by him, or by a body corporate in which he has an interest, for the benefit of Gastar or an affiliate;

•	A contract relating primarily to his remuneration as a director, officer, employee or agent of Gastar or an affiliate;

•	A contract for indemnity or insurance; or

•	A contract with an affiliate.

Subject to a solvency test imposed by the Business Corporations Act (Alberta), to the U.S. securities laws described below and to the Securities Purchase Agreement related to our senior secured notes, we may give financial assistance by means of a loan, guarantee or otherwise to:

•	Any person on account of expenditures incurred or to be incurred on behalf of Gastar;

•	To employees of Gastar or any of its affiliates to enable or assist them to purchase accommodation for their occupation; and

•	In accordance with a share purchase or option plan.

The fact that a person is a director does not prevent us from providing him with such financial assistance if the director would otherwise qualify for it.

Under the U.S. securities laws, we are prohibited from directly or indirectly extending or maintaining credit, arranging for the extension of credit or renewing an extension of credit, in the form of a personal loan to or for any of our directors or executive officers, except in certain circumstances. This prohibition does not apply to extensions of credit maintained by us on July 30, 2002, but applies to any renewal or material modification of such existing credit.

Anti-takeover Laws

In Canada, takeovers are governed by provincial securities laws and the rules of applicable stock exchanges. While the rules may vary among the provinces, a party who acquires 10% of the voting or equity securities of any class of a company will generally be deemed to be an insider of that company and will, among other things, be required to file both a news release and a prescribed form with applicable provincial regulatory authorities. The purchaser (including any party acting jointly or in concert with the purchaser) will be prohibited from purchasing any additional securities of the class of the target company previously acquired for a period commencing on the occurrence of an event triggering the filing requirement and ending on the expiry of one business day following the filing. This filing process, and the associated prohibition on further acquisition, will also apply in respect of every additional 2% or more of the target company’s securities of the same class that are subsequently acquired, provided that the prohibition on further acquisition does not apply to a purchaser that owns 20% or more of the outstanding securities of that class.

An offer to acquire outstanding voting or equity securities of a class, where the securities subject to the offer, together with the offeror’s securities, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer, will trigger the take-over bid provisions of applicable provincial securities legislation (and, if applicable, the rules of applicable stock exchange(s)). Unless the bid is otherwise exempt, a take-over bid will require the bidder to prepare and mail to each shareholder a circular outlining the details of the bid and instructions regarding the tendering of the target common shares. While a target company will generally provide a shareholder list to a bidder, there may be circumstances in which the bidder will need to go to court to obtain one, resulting in a delay in the process. Each shareholder must be offered the same consideration for its common shares and the offer must be left open for at least 35 days. Depending on the circumstances and the parties involved, valuations of the target company and its operations may be required in support of the bid.

In addition to the foregoing, certain other Canadian legislation may limit a Canadian or non-Canadian entity’s ability to acquire control over or a significant interest in us, including the Competition Act (Canada) and the Investment Canada Act (Canada). Issuers may also approve and adopt shareholder rights plans or other defensive tactics designed to be triggered upon the commencement of an unsolicited bid and make the company a less desirable take-over target.

Limitation of Liability and Indemnification

The Business Corporations Act (Alberta) and our bylaws provide that we will indemnify each of our directors and officers and any person who acts or acted at our request as a director or officer of a corporate body of which we are or were a shareholder or creditor, and the heirs and legal representatives of each of them, against all costs, charges and expenses reasonably incurred by such director, officer or person, and their respective heirs or legal representatives, in respect of any action or proceeding to which any of them is made a party by reason of such director, officer or person being or having served in that position, if: (1) the director, officer or person acted honestly and in good faith with a view to the best interests of us; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director, officer or person had reasonable grounds for believing that his conduct was lawful. As used above, “costs, charges and expenses” includes but is not limited to the fees, charges and disbursements of legal counsel on an as-between-a solicitor-and-the-solicitor’s-own-client basis and an amount paid to settle an action or satisfy a judgment. These indemnities will continue in effect after the director or officer resigns his position or his position is terminated for any reason.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the indemnification arrangements described above, the SEC is of the opinion that this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

On December 13, 2006, our Board of Directors approved indemnity agreements, and we entered into such indemnity agreements on December 13, 2006 with our directors and certain executive officers.

Further, on December 13, 2006, our Board of Directors approved changes to our bylaws. Such changes were to clarify the indemnification rights of the directors and officers within Article VIII of the bylaws as set forth in summary below:

•	Mandatory advancement of expenses to directors/officers with respect to indemnification for proceedings;

•	Mandatory indemnification to directors/officers, subject to court approval, for actions brought by or in the name of the Company;

•	Indemnification for expenses incurred in respect of threatened litigation; and

•	Entitlement to payment of attorneys fees that directors/officers incur in litigating with the Company and their right to receive indemnity payments from us whether successful or not.

The foregoing rights/entitlements are subject to the director/officer meeting the following standard of conduct:

(a)	The director/officer acting honestly and in good faith with a view to the best interests of the Company; and

(b)	In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director/officer having reasonable grounds for believing that the director’s/officer’s conduct was lawful.

All bylaw changes approved by our Board of Directors are permissible and are provided for pursuant to the Business Corporations Act (Alberta) and are subject to shareholder approval at the next annual meeting of shareholders to be held in June 2007.

Voluntary Liquidation and Dissolution

If we are depleted of resources and unable to meet our liabilities and ongoing continuous disclosure obligations under the Business Corporations Act (Alberta), our directors may propose, or a shareholder who is entitled to vote at an annual general meeting of shareholders may make a proposal for, the voluntary liquidation and dissolution of Gastar.

A company may liquidate and dissolve upon receiving the approval of the shareholders by special resolution at a meeting duly called and held. Approval of a special resolution requires the affirmative vote of not less than two-thirds of the votes cast by the shareholders present at the meeting or by proxy.

Upon shareholder approval of dissolution by special resolution, the company would discharge all of its liabilities and thereafter distribute all of the assets remaining, if any, pro rata to all of the shareholders of the company. Articles of Dissolution would then be sent to the Registrar appointed under the Business Corporations Act (Alberta) and the Registrar would issue a Certificate of Dissolution. The company would cease to exist on the date shown in the Certificate of Dissolution.

Listing

Our common shares are listed on the American Stock Exchange under the symbol “GST” and on the Toronto Stock Exchange under the symbol “YGA”.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is CIBC Mellon Trust Company, at its principal office in Toronto, Ontario at 320 Bay Street, Box 1, Toronto, Ontario, M5H 4A6.

Tax Issues

For a discussion of the material Canadian and U.S. federal income tax considerations, including withholding provisions and applicable treaties, associated with the ownership of our common shares by U.S. residents, please see “Material Income Tax Consequences”.

Other Canadian Laws Affecting U.S. Shareholders

There are no governmental laws, decrees or regulations in Canada relating to restrictions on the export or import of capital, or affecting the remittance of interest, dividends or other payments by us to non-residents of Canada. Dividends paid to U.S. tax residents, however, are subject to a 15% withholding tax (or a 5% withholding tax for dividends if the shareholder is a corporation owning at least 10% of the outstanding voting common shares of the corporation) pursuant to Article X of the reciprocal tax treaty between Canada and the United States. Please see “Material Income Tax Consequences”.

There are no limitations specific to the rights of non-residents of Canada to hold or vote our common shares under the laws of Canada or the Province of Alberta, or in our Amended and Restated Articles of Incorporation or bylaws, other than those imposed by the Investment Canada Act (Canada) as discussed below.

Non-Canadian investors who acquire a controlling interest in us may be subject to the Investment Canada Act (Canada), which governs the basis on which non-Canadians may invest in Canadian businesses. Under the Investment Canada Act (Canada), the acquisition of a majority of the voting interests of an entity (or of a majority of the undivided ownership interests in the voting common shares of an entity that is a corporation) is deemed to be an acquisition of control of that entity. The acquisition of less than a majority but one-third or more of the voting common shares of a corporation (or of an equivalent undivided ownership interest in the voting common shares of the corporation) is presumed to be acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of the voting common shares. The acquisition of less than one-third of the voting common shares of a corporation (or of an equivalent undivided ownership interest in the voting common shares of the corporation) is deemed not to be acquisition of control of that corporation.

Registration Rights

We have agreed to register the resale of our common shares issued or issuable to certain of our security holders under the Securities Act of 1933. In some cases, we are also required to qualify such resales under applicable state securities laws. In the event of our election to issue additional senior secured notes, we have agreed to file a registration statement within 30 days, and to use our best efforts to cause such a registration statement to become effective within 120 days, of such issuance related to the resale of any common shares issuable in connection with the additional notes.

We will be required to pay penalties to holders of our senior secured notes who received common shares pursuant to subscription receipts, and their permitted transferees, in the event the registration statement and related prospectus filed for the resale of such shares ceases to be effective following its effectiveness and the expiration of certain grace periods. Similar penalties will apply for additional registration statements that may be required to register any of the additional common shares issued or issuable to such holders. These penalties include a cash interest penalty based on the market trading value of the common shares at the time of issuance to the note holders of 1.0% per month for each month that we are not in compliance with the registration requirements. In the event that registration statements covering any common shares issued or issuable to such note holders required to be filed by us is not declared effective on or before the applicable deadline for effectiveness, then, in addition to the applicable cash payments described above, we will be required to pay such note holders a per share amount in cash equal to the difference, if positive, by subtracting the five-day weighted average trading price of common shares on the principal market or exchange where such common shares trade for the period immediately preceding the date on which the registration statement is declared effective by the Securities and Exchange Commission, from the applicable five-day weighted average trading price for the period immediately preceding the five-day weighted average trading price of common for the period immediately preceding the applicable deadline for effectiveness.

We have also granted demand registration rights to Chesapeake Energy Corporation, or Chesapeake, with respect to the common shares that they beneficially own. In addition, Chesapeake has the right to require us to register the resale of their common shares, subject to limitations imposed by potential underwriters, in the event we determine to file a registration statement under the Securities Act of 1933, as amended, other than the registration statement of which this prospectus is a part. Geostar has also been granted registration rights similar to those granted to the holders of the senior secured notes, other than the penalty provisions.

DESCRIPTION OF OUR DEBT SECURITIES

We will issue our debt securities under an indenture among us, as issuer, the Trustee and any Subsidiary Guarantors. The debt securities will be governed by the provisions of the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. We, the Trustee and any Subsidiary Guarantors may enter into supplements to the Indenture from time to time. If we decide to issue subordinated debt securities, we will issue them under a separate Indenture containing subordination provisions. The identity of the Trustee, and any Subsidiary Guarantors, will be set forth in a prospectus supplement that we will issue related to this prospectus that will describe the specific terms of any series of debt securities that we may issue that are covered by this prospectus.

This description is a summary of the material provisions of the debt securities and the Indentures. We urge you to read the forms of senior indenture and subordinated indenture filed as exhibits to the registration statement of which this prospectus is a part because those Indentures, and not this description, govern your rights as a holder of debt securities. References in this prospectus to an “Indenture” refer to the particular Indenture under which we issue a series of debt securities. All references in this description to “we,” “our,” “us” or the like are to Gastar Exploration Ltd. and not to any of its subsidiaries.

General

The Debt Securities

Any series of debt securities that we issue:

•	will be our general obligations;

•	will be general obligations of any Subsidiary Guarantors that guarantee that series, if any; and

•	may be subordinated to our senior indebtedness, with any guarantees also being subordinated to any senior indebtedness.

The Indenture does not limit the total amount of debt securities that we may issue. We may issue debt securities under the Indenture from time to time in separate series, up to the aggregate amount authorized for each such series.

We will prepare a prospectus supplement and either an indenture supplement or a resolution of our board of directors and accompanying officers’ certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

•	the form and title of the debt securities;

•	the total principal amount of the debt securities;

•	the date or dates on which the debt securities may be issued;

•	the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable;

•	the dates on which the principal and premium, if any, of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	whether the debt securities are entitled to the benefits of any guarantees by any Subsidiary Guarantors;

•	whether the debt securities may be issued in amounts other than $1,000 each or multiples thereof;

•	any changes to or additional Events of Default or covenants;

•	the subordination, if any, of the debt securities and any changes to the subordination provisions of the Indenture; and

•	any other terms of the debt securities.

This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

•

debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

•	debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

•	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.

At our option, we may make interest payments by check mailed to the registered holders of any debt securities not in global form or, if so stated in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.

Unless otherwise provided in the applicable prospectus supplement, fully registered securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

Any funds we pay to a paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to us, and the holders of the debt securities must look only to us for payment after that time.

The Subsidiary Guarantees

Our payment obligations under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by one or more Subsidiary Guarantors. If a series of debt securities is so guaranteed, the Subsidiary Guarantors will execute a notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will identify any Subsidiary Guarantors and will describe the terms of any guarantee by any Subsidiary Guarantors.

The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Subsidiary Guarantor; and

•	any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.

The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If no default has occurred and is continuing under the Indenture, and to the extent not otherwise prohibited by the Indenture, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

•	automatically upon any sale, exchange or transfer, to any person that is not our affiliate, of all of our direct or indirect equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•

upon our delivery of a written notice to the Trustee of the release of all guarantees by the Subsidiary Guarantor of any debt of ours for borrowed money (or a guarantee of such debt), except for any series of debt securities, other than a release resulting from a payment of such guarantees.

If a series of debt securities is guaranteed by any Subsidiary Guarantors and is designated as subordinate to our senior indebtedness, then the guarantees by the Subsidiary Guarantors will be subordinated to the senior indebtedness of the Subsidiary Guarantors to substantially the same extent as the series is subordinated to our senior indebtedness. See “—Subordination.”

Covenants

Reports

The Indenture contains the following covenant for the benefit of the holders of all series of debt securities:

So long as any debt securities are outstanding, we will:

•

for as long as we are required to file information with the SEC pursuant to the Securities Exchange Act of 1934, or the Exchange Act, file with the Trustee, within 30 days after we file with the SEC, copies of the annual reports and of the information, documents and other reports which we are required to file with the SEC pursuant to the Exchange Act; and

•

if we are not required to file information with the SEC pursuant to the Exchange Act, file with the Trustee, within 30 days after we would have been required to file with the SEC, financial statements and a Management’s Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what we would have been required to file with the SEC had we been subject to the reporting requirements of the Exchange Act.

Other Covenants

A series of debt securities may contain additional financial and other covenants applicable to us and our subsidiaries. The applicable prospectus supplement will contain a description of any such covenants that are added to the Indenture specifically for the benefit of holders of a particular series.

Events of Default, Remedies and Notice

Events of Default

Each of the following events will be an “Event of Default” under the Indenture with respect to a series of debt securities:

•	default in any payment of interest on any debt securities of that series when due that continues for 30 days;

•	default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

•	default in the payment of any sinking fund payment on any debt securities of that series when due;

•

failure by us or, if the series of debt securities is guaranteed by the Subsidiary Guarantors, by a Subsidiary Guarantor, to comply for 60 days after notice with the other agreements contained in the Indenture, any supplement to the Indenture or any board resolution authorizing the issuance of that series;

•	certain events of bankruptcy, insolvency or reorganization of us or, if the series of debt securities is guaranteed by the Subsidiary Guarantors, of the Subsidiary Guarantors; or

•	if the series of debt securities is guaranteed by the Subsidiary Guarantors:

•	any of the guarantees by the Subsidiary Guarantors ceases to be in full force and effect, except as otherwise provided in the Indenture;

•	any of the guarantees by the Subsidiary Guarantors is declared null and void in a judicial proceeding; or

•	any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its guarantee.

Exercise of Remedies

If an Event of Default, other than an Event of Default with respect to us described in the fifth bullet point above, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately.

A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify us and, if the series of debt securities is guaranteed by any Subsidiary Guarantors, the Subsidiary Guarantors, of the default and such default is not cured (or waived) within 60 days after receipt of notice.

If an Event of Default with respect to us described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.

The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series, but only if:

•	rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

•

all existing Events of Default with respect to that series have been cured or waived, other than the nonpayment of principal, premium, if any, or interest on the debt securities of that series that have become due solely by the declaration of acceleration.

If an Event of Default occurs and is continuing, the Trustee will be under no obligation, except as otherwise provided in the Indenture, to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any costs, liability or expense. No holder may pursue any remedy with respect to the Indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium, if any, or interest when due, unless:

•	such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

•	holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

•	such holders have offered the Trustee reasonable indemnity or security against any cost, liability or expense;

•	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

•

the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:

•	conflicts with law;

•	is inconsistent with any provision of the Indenture;

•	the Trustee determines is unduly prejudicial to the rights of any other holder; or

•	would involve the Trustee in personal liability.

Notice of Event of Default

Within 30 days after the occurrence of an Event of Default, we are required to give written notice to the Trustee and indicate the status of the default and what action we are taking or propose to take to cure the default. In addition, we and any Subsidiary Guarantors are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we and any Subsidiary Guarantors have complied with all covenants contained in the Indenture or whether any default or Event of Default has occurred during the previous year.

If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder a notice of the Event of Default by the later of 90 days after the Event of Default occurs or 30 days after the Trustee knows of the Event of Default. Except in the case of a default in the payment of principal, premium, if any, or interest with respect to any debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments and Waivers

We may amend the Indenture without the consent of any holder of debt securities to:

•	cure any ambiguity, omission, defect or inconsistency;

•	convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

•	provide for the assumption by a successor of our obligations under the Indenture;

•	add Subsidiary Guarantors with respect to any series of the debt securities;

•	change or eliminate any restriction on the payment of principal of, or premium, if any, on any series of subordinated debt securities;

•	secure any series of the debt securities or any related guarantee;

•	add covenants for the benefit of the holders or surrender any right or power conferred upon us or any Subsidiary Guarantor;

•	make any change that does not adversely affect the rights under the Indenture of any holder;

•	add or appoint a successor or separate Trustee;

•	comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

•	establish the form or terms of any new series of debt securities.

In addition, we may amend the Indenture if the holders of a majority in principal amount of all debt securities of each series that would be affected under the Indenture consent to it. We may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the Indenture to:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any debt securities;

•	reduce the principal of or extend the stated maturity of any debt securities;

•	reduce any premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

•	make any debt securities payable in other than U.S. dollars;

•	impair the right of any holder to receive payment of premium, if any, principal or interest with respect to such holder’s debt securities on or after the applicable due date;

•	impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

•	release any security that has been granted in respect of the debt securities, other than in accordance with the Indenture;

•	make any change in the amendment provisions which require each holder’s consent;

•	make any change in the waiver provisions; or

•	release a Subsidiary Guarantor other than as provided in the Indenture or modify such Subsidiary Guarantor’s guarantee in any manner adverse to the holders.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture requiring the consent of the holders of any series of debt securities becomes effective, we are required to mail to all holders a notice briefly describing the amendment with respect to other holders. The failure to give, or any defect in, such notice to any holder, however, will not impair or affect the validity of the amendment with respect to other holders.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:

•	compliance by us or a Subsidiary Guarantor with certain restrictive provisions of the Indenture; and

•	any past default under the Indenture, subject to certain rights of the Trustee under the Indenture;

except that such majority of holders may not waive a default:

•	in the payment of principal, premium, if any, or interest; or

•	in respect of a provision that under the Indenture cannot be amended without the consent of all holders of the series of debt securities that is affected.

Defeasance

At any time, we may terminate, with respect to debt securities of a particular series, all our obligations under such series of debt securities and the Indenture, which we call a “legal defeasance.” If we decide to make a legal defeasance, however, we may not terminate certain of our obligations, including those:

•	relating to the defeasance trust;

•	to register the transfer or exchange of the debt securities of that series;

•	to replace mutilated, destroyed, lost or stolen debt securities of that series; or

•	to maintain a registrar and paying agent in respect of the debt securities of that series.

If we exercise either our legal defeasance option or our covenant defeasance option, any subsidiary guarantee will terminate with respect to that series of debt securities.

At any time we may also effect a “covenant defeasance,” which means we have elected to terminate our obligations under:

•	covenants applicable to a series of debt securities and described in the prospectus supplement applicable to such series, other than as described in such prospectus supplement;

•	the bankruptcy provisions with respect to the Subsidiary Guarantors, if any; and

•	the guarantee provision described under “Events of Default” above with respect to that series of debt securities.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If we exercise our covenant defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default specified in the fourth, fifth (with respect only to a Subsidiary Guarantor, if any) or sixth bullet points under “—Events of Default” above or an Event of Default that is added specifically for such series and described in a prospectus supplement.

In order to exercise either defeasance option, we must:

•

irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or final maturity, as the case may be;

•	comply with certain other conditions, including that no default has occurred and is continuing after the deposit in trust; and

•

deliver to the Trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define generally to include any obligation created or assumed by us (or, if the series is guaranteed, the Subsidiary Guarantors) for the repayment of borrowed money and any guarantee therefor, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities (or, if the series is guaranteed, the guarantee of the Subsidiary Guarantors), or to other obligations which are pari passu with or subordinated to the debt securities (or, if the series is guaranteed, the guarantee of the Subsidiary Guarantors). Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness and that of any Subsidiary Guarantor that is designated as “Senior Indebtedness” with respect to the series.

The holders of Senior Indebtedness of ours or, if applicable, of a Subsidiary Guarantor, will receive payment in full of the Senior Indebtedness before holders of subordinated debt securities will receive any payment of principal, premium, if any, or interest with respect to the subordinated debt securities upon any payment or distribution of our assets or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors’ assets, to creditors:

•	upon a liquidation or dissolution of us or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors; or

•	in a bankruptcy, receivership or similar proceeding relating to us or, if applicable to any series of outstanding debt securities, to the Subsidiary Guarantors.

Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive capital stock in us and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

If we do not pay any principal, premium, if any, or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, we may not:

•	make any payments of principal, premium, if any, or interest with respect to subordinated debt securities;

•	make any deposit for the purpose of defeasance of the subordinated debt securities; or

•

repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, we may deliver subordinated debt securities to the Trustee in satisfaction of our sinking fund obligation, unless, and until,

•	the default has been cured or waived and any declaration of acceleration has been rescinded;

•	the Senior Indebtedness has been paid in full in cash; or

•	we and the Trustee receive written notice approving the payment from the representatives of each issue of “Designated Senior Indebtedness.”

Generally, “Designated Senior Indebtedness” will include:

•	any specified issue of Senior Indebtedness of at least $50 million; and

•	any other Senior Indebtedness that we may designate in respect of any series of subordinated debt securities.

During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for a period called the “Payment Blockage Period.” A Payment Blockage Period will commence on the receipt by us and the Trustee of written notice of the default, called a “Blockage Notice,” from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

The Payment Blockage Period may be terminated before its expiration:

•	by written notice from the person or persons who gave the Blockage Notice;

•	by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

•	if the default giving rise to the Payment Blockage Period is no longer continuing.

Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, we may resume payments on the subordinated debt securities after the expiration of the Payment Blockage Period.

Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Book Entry, Delivery and Form

We may issue debt securities of a series in the form of one or more global certificates deposited with a depositary. We expect that The Depository Trust Company, New York, New York, or “DTC,” will act as depositary. If we issue debt securities of a series in book-entry form, we will issue one or more global certificates that will be deposited with or on behalf of DTC and will not issue physical certificates to each holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

DTC will keep a computerized record of its participants, such as a broker, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased the debt securities. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.

DTC advises us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the United States Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules that apply to DTC and its participants are on file with the SEC.

DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

We will wire principal, premium, if any, and interest payments due on the global securities to DTC’s nominee. We, any Subsidiary Guarantors, the Trustee and any paying agent will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, any Subsidiary Guarantors, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

It is DTC’s current practice, upon receipt of any payment of principal, premium, if any, or interest, to credit participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.

Payments by participants to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the Trustee, any Subsidiary Guarantors or us.

Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and, in either event, a successor depositary is not appointed by us within 90 days; or

•	an Event of Default occurs and DTC notifies the Trustee of its decision to require that all of the debt securities of a series be represented by certificated securities.

The Trustee

We may appoint a separate trustee for any series of debt securities. We use the term “Trustee” to refer to the trustee appointed with respect to any such series of debt securities. We may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own debt securities.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us or them to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the common shares by broker-dealers;

•	sell common shares short themselves and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

There is currently no market for any of the securities, other than the common shares listed on the American Stock Exchange and on the Toronto Stock Exchange. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for the listing of the debt securities on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities will be described in the applicable prospectus supplement.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the American Stock Exchange and on or through the Toronto Stock Exchange, the existing trading markets for our common shares, or sales made to or through a market maker other than on an exchange.

Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market.

We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.

Pursuant to a requirement by the National Association of Securities Dealers, Inc., or NASD, the maximum commission or discount to be received by any NASD member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by NASD members participating in the offering or affiliates or associated persons of such NASD members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

MATERIAL INCOME TAX CONSEQUENCES

A brief description of certain provisions of the tax treaty between Canada and the United States is included below, together with a brief discussion of certain taxes, including withholding provisions, to which U.S. shareholders are subject under existing laws and regulations of Canada and the United States. The consequences, if any, of state and local taxes are not considered. The following information is general and security holders should seek the advice of their own tax advisors, tax counsel or accountants with respect to the applicability or effect on their own individual circumstances of not only the matters referred to herein, but also any state or local taxes.

Canadian Federal Income Tax Consequences Associated with our Common Shares

General. The following is a summary of the principal Canadian federal income tax consequences generally applicable in respect of the ownership of our common shares. The tax consequences to any particular holder of our common shares will vary according to the status of that holder as an individual, trust, corporation or member of a partnership, the jurisdiction in which that holder is subject to taxation, the place where that holder is resident and, generally, that holder’s particular circumstances. This summary is applicable only to holders who are resident in the United States and are subject to United States tax, are not (and have never been) resident in Canada, hold their common shares as capital property and do not (and will not) use or hold their common shares in, or in the course of, carrying on business in Canada. For purposes of this discussion, a non-resident holder means a holder of our common shares who does not reside in Canada.

The following general discussion in respect of taxation is based upon management’s understanding of the rules. No opinion was requested by us, or has been provided by our counsel or auditors, with respect to the Canadian income tax consequences described in the following discussion.

Dividend Withholding. We have not paid dividends on our common shares in any of the past three years and have no plans to pay dividends in the foreseeable future. Canadian federal tax legislation would require a 25% withholding from any dividends paid or deemed to be paid to our non-resident shareholders. However, shareholders resident in the United States and subject to United States tax would generally have this rate reduced to 15% pursuant to the tax treaty between Canada and the United States. The withholding tax rate on the gross amount of dividends is reduced to 5% if the beneficial owner of the dividend is a U.S. corporation which owns at least 10% of our voting stock.

The amount of stock dividends paid to non-residents of Canada would be subject to withholding tax at the same rate as cash dividends. The amount of a stock dividend (for tax purposes) would generally be equal to the amount by which our paid-up capital had increased by reason of the payment of such dividend. We will furnish additional tax information to shareholders in the event of such a stock dividend.

Capital Gains. A non-resident who holds common shares as capital property generally will not be subject to Canadian taxes on capital gains realized on the disposition of such common shares unless the common shares are “taxable Canadian property” within the meaning of the Income Tax Act (Canada), and no relief is afforded under any applicable tax treaty. Common shares generally will not be taxable Canadian property of a shareholder of us unless, at any time during the five-year period immediately preceding a disposition of such common shares, not less than 25% of the issued common shares of any class or series of our capital stock belonged to persons with whom the shareholder did not deal at arm’s length, or to the shareholder together with such persons or unless the common shares were acquired by the holder in one of several tax deferred exchanges for common shares which were themselves taxable Canadian property.

A non-resident shareholder whose common shares constitute taxable Canadian property and who is a resident of the United States for purposes of the tax treaty between Canada and the United States generally would be exempt from Canadian tax on any capital gain realized on a disposition of those common shares in any event, provided the common shares do not derive their value primarily from Canadian real property (including Canadian resource properties). Management is of the view that common shares do not derive their value primarily from Canadian real property.

Income Taxes Consequences Associated with our Debt Securities

The applicable prospectus supplement will describe the material Canadian and United States federal income tax consequences to an investor who is a citizen or resident of the United States of acquiring debt securities, including whether payments of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax and any consequences relating to debt securities payable in a currency other than U.S. dollars or issued with original issue discount for United States federal income tax purposes or which contain early redemption provisions or other special terms.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those debt securities may be passed upon for us by Vinson & Elkins L.L.P, and with respect to the common shares by Sara-Lane Sirey Professional Corporation, Calgary, Alberta and for the underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated herein by reference in this Prospectus, have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements incorporated herein by reference in this Prospectus, have been audited by BDO Dunwoody LLP, an independent registered public accounting firm, to the extent and for the periods set forth in its report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Information incorporated by reference into this prospectus regarding our estimated quantities of natural gas and oil reserves was prepared by us. Our proved reserve estimates as of December 31, 2006, 2005 and 2004 incorporated by reference into this prospectus were prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers.

WHERE YOU CAN FIND MORE INFORMATION

We are “incorporating by reference” into this prospectus information we file with the SEC. This procedure means that we can disclose important information to you by referring you to documents filed with the SEC. The information we incorporate by reference is part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished and not filed pursuant to Item 2.02, Item 7.01 or certain exhibits furnished pursuant to Item 9.01 of any current report on Form 8-K with the SEC) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus until the offering under this registration statement is completed:

•	Our Annual Report on Form 10-K for the year ended December 31, 2006;

•

Our Current Reports on Form 8-K filed with the SEC on March 16, 2007 and April 4, 2007 (excluding any information furnished and not filed pursuant to Item 2.02, or Item 7.01 of any Current Report on Form 8-K with the SEC); and

•	Our Registration Statement on Form 8-A filed with the SEC on December 23, 2005.

You may request a copy of these filings at no cost by making written or telephone requests for copies to:

Gastar Exploration Ltd.

1331 Lamar Street, Suite 1080

Houston, Texas 77010

Attention: Michael A. Gerlich

Telephone: (713) 739-1800

Additionally, you may read and copy any materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding us. The SEC’s website address is http://www.sec.gov. You can also obtain copies of the materials we file with the SEC from our website at http://www.gastar.com. The information on our website or about us on any other website is not part of this prospectus.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Business Corporations Act (Alberta) and our bylaws provide that we will indemnify each of our directors and officers and any person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor, and the heirs and legal representatives of each of them, against all costs, charges and expenses reasonably incurred by such director, officer or person, and their respective heirs or legal representatives, in respect of any action or proceeding to which any of them is made a party by reason of such director, officer or person being or having served in that position, if: (1) the director, officer or person acted honestly and in good faith with a view to the best interests of us; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director, officer or person had reasonable grounds for believing that his conduct was lawful. As used above, “costs, charges and expenses” includes but is not limited to the fees, charges and disbursements or legal counsel on an as-between-a solicitor-and-the-solicitor’s-own-client basis and an amount paid to settle an action or satisfy a judgment.

On December 13, 2006, the board of directors of the Company approved changes to the Company’s bylaws. Such changes were to clarify the indemnification rights of the directors and officers within Article VIII of the bylaws as set forth in summary below:

•	Mandatory advancement of expenses to directors with respect to indemnification for proceedings;

•	Mandatory indemnification to directors, subject to court approval, for actions brought by or in the name of the Company;

•	Indemnification for expenses incurred in respect of threatened litigation; and

•	Entitlement to payment of attorneys fees that directors/officers incur in litigating with the Company their right to receive indemnity payments from the Company whether successful or not.

The foregoing rights/entitlements are subject to the director/officer meeting the following standard of conduct:

(a)	The director/officer acting honestly and in good faith with a view to the best interests of the Company; and

(b)	In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director/officer having reasonable grounds for believing that the director’s/officer’s conduct was lawful.

All bylaw changes approved by our board of directors are permissible and are provided for pursuant to the Business Corporations Act (Alberta) and are subject to shareholder approval at the next annual meeting of shareholders to be held in June 2007.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. The amounts set forth below are estimates.

SEC registration fee	$7,675
Printing and engraving expenses	20,000
Legal fees and expenses	25,000
Accountants’ fees and expenses	20,000
Transfer agent’s fees and expenses	2,500
Miscellaneous costs	15,000
Total	$90,175

Item 15.	Indemnification of Directors and Officers

The Business Corporations Act (Alberta) and our bylaws provide that we will indemnify each of our directors and officers and any person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor, and the heirs and legal representatives of each of them, against all costs, charges and expenses reasonably incurred by such director, officer or person, and their respective heirs or legal representatives, in respect of any action or proceeding to which any of them is made a party by reason of such director, officer or person being or having served in that position, if: (1) the director, officer or person acted honestly and in good faith with a view to the best interests of us; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director, officer or person had reasonable grounds for believing that his conduct was lawful. As used above, “costs, charges and expenses” includes but is not limited to the fees, charges and disbursements or legal counsel on an as-between-a solicitor-and-the-solicitor’s-own-client basis and an amount paid to settle an action or satisfy a judgment.

On December 13, 2006, the board of directors of the Company approved changes to the Company’s bylaws. Such changes were to clarify the indemnification rights of the directors and officers within Article VIII of the bylaws as set forth in summary below:

•	Mandatory advancement of expenses to directors with respect to indemnification for proceedings;

•	Mandatory indemnification to directors, subject to court approval, for actions brought by or in the name of the Company;

•	Indemnification for expenses incurred in respect of threatened litigation; and

•	Entitlement to payment of attorneys fees that directors/officers incur in litigating with the Company their right to receive indemnity payments from the Company whether successful or not.

The foregoing rights/entitlements are subject to the director/officer meeting the following standard of conduct:

(a)	The director/officer acting honestly and in good faith with a view to the best interests of the Company; and

(b)	In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director/officer having reasonable grounds for believing that the director’s/officer’s conduct was lawful.

All bylaw changes approved by our board of directors are permissible and are provided for pursuant to the Business Corporations Act (Alberta) and are subject to shareholder approval at the next annual meeting of shareholders to be held in June 2007.

Item 16.	Exhibits

The following documents are filed as exhibits to this registration statement.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

4.1**	Form of Common Share Certificate

4.2***	Form of Senior Indenture

4.3***	Form of Subordinated Indenture

4.4*	Form of Senior Debt Securities

4.5*	Form of Subordinated Debt Securities

5.1***	Opinion of Sara-Lane Sirey Professional Corporation, Calgary, Alberta, Canada, as to the legality of the equity securities being registered

5.2***	Opinion of Vinson & Elkins L.L.P., United States counsel to the Company, as to the validity of the debt securities being registered

12.1***	Statement of Computation of Ratios of Earnings to Fixed Charges

23.1***	Consent of BDO Seidman, LLP

23.2***	Consent of BDO Dunwoody LLP

23.3***	Consent of Netherland, Sewell and Associates, Inc.

23.4***	Consent of Sara-Lane Sirey Professional Corporation, Calgary, Alberta, Canada (included in Exhibit 5.1)

23.5***	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.2)

24.1***	Powers of Attorney (included on the signature page hereto)

25.1****	Statement of Eligibility of Trustee on Form T-1 (Senior Indenture)

25.2****	Statement of Eligibility of Trustee on Form T-1 (Subordinated Indenture)

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the Registrant and incorporated by reference into this Registration Statement.
**	Incorporated by reference to Exhibit 4.21 of the Company’s Amendment No. 3 to Registration Statement on Form S-1/A (File No. 333-127498) filed with the Securities and Exchange Commission on December 15, 2005.
***	Filed herewith.
****	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.	Undertakings

Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of any registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of any undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of any undersigned registrant or used or referred to by such undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about any undersigned registrant or its securities provided by or on behalf of such registrant; and

(d)	Any other communication that is an offer in the offering made by any undersigned registrant to the purchaser.

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under each of its indentures to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 13, 2007.

GASTAR EXPLORATION LTD. (Registrant)

By:	/S/ J. RUSSELL PORTER
J. Russell Porter Chairman, Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of J. Russell Porter and Michael A. Gerlich, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on April 13, 2007 in the capacities indicated.

Signature	Title

/S/ J. RUSSELL PORTER J. Russell Porter	Chairman, Chief Executive Officer, President (Principal Executive Officer)

/S/ MICHAEL A. GERLICH Michael A. Gerlich	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ ABBY F. BADWI Abby F. Badwi	Director

/S/ THOMAS L. CROW Thomas L. Crow	Director

/S/ RICHARD A. KAPUSCINSKI Richard A. Kapuscinski	Director

/S/ JOHN M. SELSER SR. John M. Selser Sr.	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

4.1**	Form of Common Share Certificate

4.2***	Form of Senior Indenture

4.3***	Form of Subordinated Indenture

4.4*	Form of Senior Debt Securities

4.5*	Form of Subordinated Debt Securities

5.1***	Opinion of Sara-Lane Sirey Professional Corporation, Calgary, Alberta, Canada, as to the legality of the equity securities being registered

5.2***	Opinion of Vinson & Elkins L.L.P., United States counsel to the Company, as to the validity of the debt securities being registered

12.1***	Statement of Computation of Ratios of Earnings to Fixed Charges

23.1***	Consent of BDO Seidman, LLP

23.2***	Consent of BDO Dunwoody LLP

23.3***	Consent of Netherland, Sewell and Associates, Inc.

23.4***	Consent of Sara-Lane Sirey Professional Corporation, Calgary, Alberta, Canada (included in Exhibit 5.1)

23.5***	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.2)

24.1***	Powers of Attorney (included on the signature page hereto)

25.1****	Statement of Eligibility of Trustee on Form T-1 (Senior Indenture)

25.2****	Statement of Eligibility of Trustee on Form T-1 (Subordinated Indenture)

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the Registrant and incorporated by reference into this Registration Statement.
**	Incorporated by reference to Exhibit 4.21 of the Company’s Amendment No. 3 to Registration Statement on Form S-1/A (File No. 333-127498) filed with the Securities and Exchange Commission on December 15, 2005.
***	Filed herewith.
****	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.